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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. on Form S-8 (File Nos. 33-67994, 33-67996, 33-67998, 33-89490, 33-89492, 33-98820 and 33-09481) of our reports dated March 28, 1997
(except Note 12 as to which the date is May 9, 1997), appearing in the Annual Report on Form 10K of Manugistics Group, Inc. and subsidiaries for the year ended February 28, 1997.



DELOITTE & TOUCHE LLP
Washington, D.C.
May 23, 1997